     As filed with the Securities and Exchange Commission on May 15, 1996
                                              Registration No. 333-
                                                                   -------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------

                            LIFE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                 34-0431300
               (State or other juris-                   (I.R.S. Employer
               diction of incorporation            Identification
               or organization)                    Number)

                             8717 Grovemont Circle
                         Gaithersburg, Maryland 20877

         (Address, including zip code, of principal executive offices)

    LIFE TECHNOLOGIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  LIFE TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTORS' ANNUAL RETAINER STOCK PLAN
                           (Full title of the plan)
                              -------------------

                             JOSEPH C. STOKES, JR.
               Vice President - Finance, Secretary and Treasurer
                            Life Technologies, Inc.
                             8717 Grovemont Circle
                         Gaithersburg, Maryland 20877
                                (301) 840-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             MARA H. ROGERS, ESQ.
                          Fulbright & Jaworski L.L.P.
                               666 Fifth Avenue
                           New York, New York  10103
                                (212) 318-3000

                   (Facing Page Continued on Following Page)


                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                Proposed maximum     Proposed maximum
Title of Securities to be    Amount to be       offering price per   aggregate offering     Amount of
 registered                  registered         share (1)            price (2)              registration fee
Common Stock $.01 par
 value per share...........  575,000                $28.125            $16,171,875.00          $5,576.51
==============================================================================================================


(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the product resulting from multiplying 500,000, the number of shares of Common Stock registered by this Registration Statement as to which options may be granted under the Life Technologies, Inc. 1996 Non-Employee Directors' Stock Option Plan, by $28.125, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 8, 1996, and (ii) the product resulting from multiplying 75,000, the number of shares of Common Stock registered by this Registration Statement that may be awarded under the Life Technologies, Inc. Non-Employee Directors' Annual Retainer Stock Plan, by $28.125, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 8, 1996.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


    The document(s) containing the information called for in Part I of Form S-8 will be sent or given to directors awarded options under the Life Technologies, Inc. 1996 Non-Employee Directors' Stock Option Plan and to directors granted shares of Common Stock of the Company under the Life Technologies, Inc. Non-Employee Directors' Annual Retainer Stock Plan, each adopted by Life Technologies, Inc. (the "Company"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

    The Company will provide to Plan participants, upon request and without charge, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission are incorporated herein by reference:

           (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

          (iii) The description of the Company's Common Stock contained in Amendment No. 1 to its Registration Statement on Form 8-A, filed on October 1, 1986.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

Item 6.   Indemnification of Directors and Officers

          Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

          Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

          Article VI of the Company's By-laws provides that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

The Company has also entered into indemnification agreements with its current directors and executive officers.


Item 7.   Exemption from Registration Claimed

            Not Applicable.

Item 8.       Exhibits

     4(a)   -  Life Technologies, Inc. 1996 Non-Employee Directors' Stock
               Option Plan.

     4(b)   -  Life Technologies, Inc. Non-Employee Directors' Annual Retainer
               Stock Plan

     5      -  Opinion of Fulbright & Jaworski L.L.P.

     15     -  Letter re:  Unuadited Interim Financial Information

     23(a)  -  Consent of Coopers & Lybrand L.L.P.

     23(b)  -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

     24     -  Power of Attorney (included in signature page).

Item 9.   Undertakings

          (b)  The undersigned registrant hereby undertakes:

               (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    ------------------
                    do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on May 15, 1996.


                                    LIFE TECHNOLOGIES, INC.



                                    By:/s/ Joseph C. Stokes, Jr.
                                    ----------------------------
                                       Joseph C. Stokes, Jr.
                                       Vice President - Finance,
                                       Secretary and Treasurer



                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of J. Stark Thompson, and Joseph C. Stokes, Jr. as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Dated:  May 14, 1996



/s/ Thomas H. Adams, Ph.D.          /s/ J. Stark Thompson, Ph.D.
- --------------------------          ----------------------------
Thomas H. Adams, Ph.D.              J. Stark Thompson, Ph.D.
Director                            President and Chief Executive
                                    Officer (Principal Executive
                                    Officer) and Director


/s/ Kathleen Burdett                /s/ K. Grahame Walker
- --------------------                ---------------------
Kathleen Burdett                    K. Grahame Walker
Director                            Chairman of the Board of Directors




/s/ Betsy Z. Cohen                  /s/ Iain C. Wylie
- ------------------                  -----------------
Betsy Z. Cohen                      Iain C. Wylie
Director                            Director



/s/ Rita R. Colwell, Ph.D.          /s/ Joseph C. Stokes, Jr.
- --------------------------          -------------------------
Rita R. Colwell, Ph.D.              Joseph C. Stokes, Jr.
Director                            Vice President - Finance,
                                    Secretary and Treasurer
                                    (Principal Financial Officer)

/s/ Jerry E. Robertson, Ph.D.       /s/ C. Eric Winzer
- -----------------------------       ------------------
Jerry E. Robertson, Ph.D.           C. Eric Winzer
Director                            Controller
                                    (Principal Accounting Officer)


/s/ Frank E. Samuel, Jr.
- ------------------------
Frank. E. Samuel, Jr.
Director

                               INDEX TO EXHIBITS


Exhibit No.                  Description                                Page No.
- -----------                  -----------                                --------
4(a)                         Life Technologies, Inc. 1996
                             Non-Employee Directors' Stock Option Plan
4(b)                         Life Technologies, Inc. Non-Employee
                             Directors' Annual Retainer Stock Plan
5                            Opinion of Fulbright & Jaworski L.L.P.
15                           Letter re:  Unaudited Interim Financial
                             Information
23(a)                        Consent of Coopers & Lybrand L.L.P.
23(b)                        Consent of Fulbright & Jaworski L.L.P.
                             (included in Exhibit 5).
24                           Power of Attorney (included in signature
                             page).